UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 24, 2023

Liberty Global Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-35961	98-1750381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
(Address of Principal Executive Office)

+1.303.220.6600
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A Common Shares	LBTYA	Nasdaq Global Select Market
Class B Common Shares	LBTYB	Nasdaq Global Select Market
Class C Common Shares	LBTYK	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Background Information

Consummation of the Redomiciliation

As part of the previously announced plan (the “Redomiciliation”) to introduce a new holding company that will become the parent holding company of the Liberty Global group (“Liberty Group”), on November 21, 2023, Liberty Global Ltd. (“New Liberty”), a Bermuda exempted company limited by shares, and Liberty Global plc (“Old Liberty”) received approval from the High Court of Justice of England and Wales (the “Court”) of a statutory scheme of arrangement under English law (the “Scheme”), which was previously approved by Old Liberty’s shareholders. As set out below, holders of Class A, B and C ordinary shares in Old Liberty (collectively, the “Old Liberty Shares”) received Class A, B and C common shares in New Liberty (collectively, the “New Liberty Shares”) in exchange for their Old Liberty Shares on a one-for-one basis, with each holder of Old Liberty Shares receiving the equivalent number and class of New Liberty Shares (and Old Liberty became a wholly-owned subsidiary of New Liberty).

On November 23, 2023 (the “Effective Date”), Old Liberty delivered a copy of the order of the Court approving the Scheme to the Registrar of Companies in England and Wales and the Scheme became effective and binding on all Old Liberty shareholders as of the record time of the Scheme (5:00 p.m. Eastern Time on November 22, 2023 (the “Scheme Record Time”)), and Old Liberty became a subsidiary of New Liberty, thereby consummating the Redomiciliation. The bye-laws of New Liberty (the “New Liberty Bye-laws”) have been amended and restated as of the Effective Date in place of those originally adopted on August 5, 2022, and Old Liberty’s Articles of Association were amended to account for the transactions contemplated by the Scheme.

The Old Liberty Shares were previously listed on the Nasdaq Global Select Market (“Nasdaq”). On November 22, 2023, Old Liberty received notice from Nasdaq that, in connection with the Old Liberty Shares being cancelled and the holders thereof receiving New Liberty Shares pursuant to the Scheme, Nasdaq would remove the Old Liberty Shares from listing on Nasdaq at the close of trading on November 22, 2023. The listing of the New Liberty Shares on Nasdaq has become effective on and as of November 24, 2023, and the New Liberty Shares will begin trading on Nasdaq as of market open on November 24, 2023 under the symbols “LBTYA”, “LBTYB” and “LBTYK”, respectively, the same symbols under which the Old Liberty Shares traded prior to the Effective Date.

Item 3.01 Notice of Delisting.

The information set forth in the “Background Information—Consummation of the Redomiciliation” section of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in the “Background Information—Consummation of the Redomiciliation” section of this Current Report on Form 8-K is incorporated by reference herein.

In connection with the Redomiciliation, New Liberty issued approximately 171,380,136 Class A New Liberty Shares, 12,988,658 Class B New Liberty Shares and 204,836,756 Class C New Liberty Shares to holders of Old Liberty Shares immediately prior to the Scheme Record Time. The terms and conditions of the issuance were sanctioned by the Court after a hearing upon the fairness thereof at which all shareholders of Old Liberty had a right to appear and of which adequate notice had been given. The issuance was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 3(a)(10) thereof.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors and Officers of New Liberty

In connection with the Redomiciliation, the executive officers of Old Liberty immediately prior to the Effective Date became the executive officers of New Liberty with the same title as such executive officers held with Old Liberty. Specifically, Michael T. Fries will serve as President, Chief Executive Officer and Vice Chairman of the board of directors for New Liberty (the “New Liberty Board”), Charles H.R. Bracken will serve as Executive Vice President, Chief Financial Officer, Jason R. Waldron will serve as New Liberty’s Principal Accounting Officer, Bryan H. Hall will serve as Executive Vice President, General Counsel and Secretary, Enrique Rodriguez will serve as Executive Vice President, Chief Technology Officer and Andrea Salvato will serve as Executive Vice President, Chief Development Officer. Biographical and other information

(including compensation arrangements) concerning the executive officers of New Liberty (other than Mr. Waldron) is included in that certain definitive proxy statement of Old Liberty, filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2023 (the “AGM Proxy”) and is incorporated herein by reference. Mr. Waldron’s biography is included in that certain filing on Form 8-K, filed by Old Liberty with the SEC on December 14, 2016 and is incorporated herein by reference.

In addition, the directors of Old Liberty immediately prior to the Effective Date became the directors of New Liberty following consummation of the Redomiciliation, and New Liberty replicated the committees of the board of directors, and the membership thereof, that previously were in place for Old Liberty. The New Liberty Board is divided among three classes: Miranda Curtis CMG, J. David Wargo and Anthony G. Werner were each designated to be a Class I director of New Liberty, whose terms will expire at the annual meeting of New Liberty’s shareholders in the year 2026. Michael T. Fries, Paul A. Gould, John C. Malone and Larry E. Romrell were each designated to be a Class II director of New Liberty, whose terms will expire at the annual meeting of New Liberty’s shareholders in the year 2024. Andrew Cole, Marisa D. Drew, Richard R. Green and Daniel E. Sanchez were each designated to be a Class III director of New Liberty, whose terms will expire at the annual meeting of New Liberty’s shareholders in the year 2025. At each annual meeting of New Liberty’s shareholders, the successors of that class of directors whose term(s) expire at that meeting will be elected to hold office for a term expiring at the annual meeting of New Liberty’s shareholders held in the third year following the year of their election. The directors of each class will hold office until their respective death, disability, resignation or removal and until their respective successors are elected and qualified. Biographical and other information concerning each of these individuals (including current committee membership and compensation information) other than Anthony G. Werner is included in the AGM Proxy and is incorporated herein by reference. Biographical and other information concerning Anthony G. Werner can be found on New Liberty’s corporate website.

In connection with the Redomiciliation, New Liberty will enter into indemnification agreements with its directors and executive officers, under which New Liberty will indemnify them, to the fullest extent permitted by applicable law, against all losses suffered or incurred by them in the event that they are a party to or involved in any claim arising in connection with their appointment as director, officer, employee, agent or fiduciary of New Liberty or its affiliate undertakings or another corporation at the request of New Liberty. A copy of the form of indemnification agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of such indemnification agreements is qualified in its entirety by reference to the full text thereof set forth in Exhibit 10.1.

Incentive Plans

In connection with the Redomiciliation, New Liberty has assumed each of the Liberty Global 2014 Incentive Plan (as amended and restated effective June 11, 2019, the “2014 Incentive Plan”), the Liberty Global 2014 Nonemployee Director Incentive Plan (the “2014 Director Plan” and together with the 2014 Incentive Plan, the “2014 Plans”) and the Liberty Global 2023 Incentive Plan (the “2023 Incentive Plan” and together with the 2014 Plans, the “Incentive Plans”) and all outstanding equity awards issued under the Incentive Plans (including all options, share appreciation rights and restricted share units). All outstanding equity awards granted under the Incentive Plans have been converted on a one-for-one basis to become equity awards with respect to common shares of New Liberty of the same class, and all award agreements were deemed amended to reflect this conversion (including that all references to Old Liberty in the award agreements will now refer to New Liberty). All other material terms and conditions of the outstanding awards remain the same. Copies of the 2014 Incentive Plan, the 2014 Director Plan and the 2023 Incentive Plan are attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference. The only Incentive Plan of New Liberty under which new awards may be issued is the 2023 Incentive Plan. A summary of the principal terms of the 2023 Incentive Plan is set forth in Appendix B of the AGM Proxy.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Redomiciliation, on November 23, 2023, New Liberty amended and restated its Bye-Laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference. The summary of the material terms of the New Liberty Bye-laws set forth under “Description of the New Liberty Shares” in Part V—Additional Information of that certain definitive proxy statement of Old Liberty, filed with the SEC on June 9, 2023 (the “Redomiciliation Proxy”) is incorporated by reference herein. Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of the New Liberty Bye-laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01 Other Events.

Successor Issuer

Prior to the Redomiciliation, the Class A, B, and C Old Liberty Shares were registered pursuant to Section 12(b) of the Exchange Act and listed on Nasdaq under the symbols “LBTYA,” “LBTYB” and “LBTYK”, respectively. On November 24, 2023, Nasdaq filed with the SEC a Form 25 to remove the Old Liberty Shares from listing on Nasdaq. After the Form 25 becomes effective, Old Liberty will file a Form 15 with the SEC to terminate the registration, and suspended the reporting obligations, of Old Liberty with respect to the Old Liberty Shares under Sections 13 and 15(d) of the Exchange Act.

Pursuant to Rule 12g-3(a) promulgated under the Exchange Act, New Liberty is the successor issuer to Old Liberty and the New Liberty Shares are deemed to be registered under Section 12(b) of the Exchange Act. The Class A, B and C New Liberty Shares were approved for listing on Nasdaq and will begin trading on November 24, 2023 under the symbols “LBTYA,” “LBTYB” and “LBTYK”, respectively, the same symbols under which the Old Liberty Shares previously traded. New Liberty hereby reports this succession in accordance with Rule 12g-3(f) promulgated under the Exchange Act.

Description of Share Capital of New Liberty

A description of the share capital of New Liberty is included under “Description of the New Liberty Shares” in Part V—Additional Information of the Redomiciliation Proxy and is incorporated by reference herein. Such description does not purport to be complete and is qualified in its entirety by reference to the full text of the New Liberty Bye-laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Exhibit Name

3.1	Bye-Laws of Liberty Global Ltd., adopted on November 23, 2023.

10.1	Form of Indemnification Agreement.

10.2	Liberty Global 2014 Incentive Plan (as amended and restated effective June 11, 2019).

10.3	Liberty Global 2014 Nonemployee Director Incentive Plan.

10.4	Liberty Global 2023 Incentive Plan.

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL LTD.

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: November 24, 2023